Exhibit 99.2

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements and explanatory notes give effect to the sale of all membership interests (the “Membership Interests”) in Alta Mesa Eagle, LLC (“AME”), Alta Mesa Holdings, LP’s (“Alta Mesa,” “we,” “us”, “the Company”) wholly owned subsidiary,  to EnerVest Energy Institutional Fund XIV-A, L.P. and EnerVest Energy Institutional Fund XIV-WIC, L.P. (collectively, “EnerVest”) on September 30, 2015,  pursuant to a purchase and sale agreement (the “Sale Agreement”) entered into by the Company, AME and EnerVest on September 16, 2015, with an effective date of July 1, 2015.

The unaudited pro forma condensed consolidated financial statements and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The unaudited pro forma condensed consolidated financial statements have been prepared utilizing our historical consolidated financial statements, and should be read in conjunction with the historical consolidated financial statements and notes thereto.

The unaudited pro forma consolidated statements of operations have been prepared as if the sale transaction had been consummated on January 1, 2014. The unaudited condensed consolidated balance sheet has been prepared as if the sale transaction had been consummated on June 30, 2015.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable, and do not purport to represent our financial condition or our results of operations had the business combinations occurred on the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial statements and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes.

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEETS

				Pro Forma
	June 30,	Pro forma		June 30,
	2015	Adjustments		2015

	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,529	$—		$8,529
Short-term restricted cash	105	—		105
Accounts receivable, net of allowance of $1,292	37,139	32,802	(c)	69,941
Other receivables	5,787	—		5,787
Receivable due from affiliate	2,838	—		2,838
Prepaid expenses and other current assets	12,280	—		12,280
Derivative financial instruments	20,609	—		20,609
TOTAL CURRENT ASSETS	87,287	32,802		120,089
PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	620,896	(50,218)	(a)	570,678
Other property and equipment, net	10,892	—		10,892
TOTAL PROPERTY AND EQUIPMENT, NET	631,788	(50,218)		581,570
OTHER ASSETS
Investment in LLC — cost	9,000	—		9,000
Deferred financing costs, net	10,880	—		10,880
Notes receivable due from affiliate	8,847	—		8,847
Advances to operators	245	—		245
Deposits and other assets	1,134	—		1,134
Derivative financial instruments	19,672	—		19,672
TOTAL OTHER ASSETS	49,778	—		49,778
TOTAL ASSETS	$768,853	$(17,416)		$751,437
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$87,015	$250	(a)	$87,265
Current portion, asset retirement obligations	710	—		710
Derivative financial instruments	—	—		—
TOTAL CURRENT LIABILITIES	87,725	250		87,975
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	62,504	(202)	(a)	62,302
Long-term debt	792,429	(83,622)	(b)	708,807
Notes payable to founder	25,139	—		25,139
Derivative financial instruments	64	—		64
Other long-term liabilities	14,968	—		14,968
TOTAL LONG-TERM LIABILITIES	895,104	(83,824)		811,280
TOTAL LIABILITIES	982,829	(83,574)		899,255
PARTNERS’ CAPITAL (DEFICIT)	(213,976)	66,158	(a)	(147,818)
TOTAL LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)	$768,853	$(17,416)		$751,437

See notes to the unaudited pro forma condensed consolidated financial statements.

ATLA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

		Pro forma		Pro forma		Pro Forma
	Dec 31, 2014	Adjustments (1)		Adjustments (2)		Dec 31, 2014

	(in thousands)
OPERATING REVENUES AND OTHER
Oil, natural gas, and natural gas liquids	$431,125	$(10,679)	(a)	$(71,155)	(c)	$349,291
Other revenues	1,003	—		—		1,003
Total operating revenues	432,128	(10,679)		(71,155)		350,294
Gain (loss) on sale of assets	87,520	(72,508)	(b)	—		15,012
Gain (loss) oil and natural gas derivative contracts	96,559	—		—		96,559
Total operating revenues and other	616,207	(83,187)		(71,155)		461,865
OPERATING EXPENSES
Lease and plant operating expense	73,820	(1,098)	(a)	(2,581)	(c)	70,141
Production and ad valorem taxes	28,214	(763)	(a)	(3,733)	(c)	23,718
Workover expense	8,961	(5)	(a)	(173)	(c)	8,783
Exploration expense	61,912	—		—		61,912
Depreciation, depletion, and amortization expense	141,804	(2,552)	(a)	(22,500)	(c)	116,752
Impairment expense	74,927	(4)	(a)	(1,365)	(c)	73,558
Accretion expense	2,198	(3)	(a)	(7)	(c)	2,188
General and administrative expense	69,198	—		—		69,198
Total operating expenses	461,034	(4,425)		(30,359)		426,250
INCOME (LOSS) FROM OPERATIONS	155,173	(78,762)		(40,796)		35,615
OTHER INCOME (EXPENSE)
Interest expense, net	(55,797)	—		—		(55,797)
TOTAL OTHER INCOME (EXPENSE)	(55,797)	—		—		(55,797)
INCOME (LOSS) BEFORE STATE INCOME TAXES	99,376	(78,762)		(40,796)		(20,182)
(Provision) for state income taxes	(176)	—		—		(176)
NET INCOME (LOSS)	$99,200	$(78,762)		$(40,796)		$(20,358)

See notes to the unaudited pro forma condensed consolidated financial statements.

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE  30, 2015

		Pro forma		Pro Forma
	June 30, 2015	Adjustments		June 30, 2015
		(in thousands)
OPERATING REVENUES AND OTHER
Oil, natural gas, and natural gas liquids	$131,883	$(14,671)	(a)	$117,212
Other	414	—		414
Total operating revenues	132,297	(14,671)		117,626
Gain (loss) on sale of assets	159	—	(b)	159
Gain (loss) oil and natural gas derivative contracts	11,599	—		11,599
Total operating revenues and other	144,055	(14,671)		129,384
OPERATING EXPENSES
Lease and plant operating expense	33,888	(572)	(a)	33,316
Production and ad valorem taxes	8,537	(966)	(a)	7,571
Workover expense	3,255	(9)	(a)	3,246
Exploration expense	30,341	—		30,341
Depreciation, depletion, and amortization expense	78,972	(9,011)	(a)	69,961
Impairment expense	77,361	(3,134)	(a)	74,227
Accretion expense	1,000	(6)	(a)	994
General and administrative expense	29,659	—		29,659
TOTAL EXPENSES	263,013	(13,698)		249,315
INCOME FROM OPERATIONS	(118,958)	(973)		(119,931)
OTHER INCOME (EXPENSE)
Interest expense, net	(29,186)	—		(29,186)
TOTAL OTHER INCOME (EXPENSE)	(29,186)	—		(29,186)
INCOME BEFORE INCOME TAXES	(148,144)	(973)		(149,117)
PROVISION FOR STATE INCOME TAXES	(576)	—		(576)
NET INCOME	$(148,720)	$(973)		$(149,693)

See notes to the unaudited pro forma condensed consolidated financial statements.

ALTA MESA HOLDINGS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS

1.	Description of the transaction

On September 30, 2015, we closed the sale of all the membership interest in AME, the Company’s wholly owned subsidiary, to EnerVest.  AME owns certain oil and natural gas non-operated, producing properties located primarily in the Eagle Ford shale play in Karnes County, Texas. The effective date of the transaction will be July 1, 2015.  The Sale will dispose of all of the Company’s remaining interests in this area.

Pursuant to the Sale Agreement, the aggregate cash purchase price for all the Membership Interest was $125 million subject to certain adjustments, consisting of $118 million (the “Base Purchase Price”), and additional contingent payments of approximately $7.0 million in the aggregate, payable to the Company by EnerVest by the 15th of each calendar month in which certain amounts owed to AME prior to the effective date have been received.  The net cash Base Purchase Price, after payment of transaction-related fees and expenses, was approximately $116.2 million.  Total cash paid to the Company at closing was $85.2 million, consisting of $82.6 million equal to 70% of the Base Purchase Price,  and $2.6 million for customary closing adjustments. Of the remaining Base Purchase Price, (a) 20% will be paid to the Company on the earlier of (i) November 2, 2015 (“Second Funding Date”) or (ii) three business days after EnerVest obtains the required proceeds under a credit facility secured by AME’s assets; and  (b) 10%, less amounts for (i) any agreed upon uncured title defects, within three business days of November 2, 2015 and (ii) with respect to any disputed title defects, on a date after an independent expert’s final and binding decision.  The Sale Agreement provides for customary adjustments to the Base Purchase Price for revenues and expenses incurred after the Effective Date.  Cash received, after transactions-related fees and expenses, was utilized to pay down borrowings under our senior secured revolving credit facility.

2.	Basis of Presentation

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Securities and Exchange Commission (“SEC”) rules which are subject to change and interpretation and was based on the historical consolidated financial statements of Alta Mesa.

The pro forma adjustments to historical financial information are based on currently available information and certain estimates and assumptions and therefore the actual effects of this transaction will differ from the pro forma adjustments.

3.  Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The unaudited pro forma consolidated balance sheet were prepared assuming the transaction occurred on June 30, 2015.

The unaudited pro forma consolidated balance sheet as of June 30, 2015 reflects the following adjustments:

a)	Adjustment to reflect the Eagle Ford divestiture providing for:
•	recognition of net cash proceeds received and legal fees incurred;
•	the elimination of the historical accounts of the assets;
•	recognition of related net gain on sale of $66.2 million; and
b)	Adjustment to recognize the use of cash proceeds to repay borrowings under our senior secured revolving credit facility.
c)	Adjustment to reflect the remaining balance to be received on Second Funding Date.

4.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the twelve months ended December 31, 2014

The unaudited pro forma condensed statements of operations were prepared assuming the transaction occurred on January 1, 2014.

(1) Adjustments to the pro forma condensed statements of operations for the twelve months ended December 31, 2014:

a)

Elimination of approximately $6.3 million of revenue net of direct operating expenses and depreciation, depletion and amortization (“DD&A”) of the assets sold to Memorial Production Operating LLC (“MEMP”) on March 25, 2014.

b)	Gain on sale of Eagle Ford assets of $72.5 million to MEMP on March 24, 2014 was excluded as it is a nonrecurring item.

(2) Adjustments to the pro forma condensed statements of operations for the twelve months ended December 31, 2014:

c)	Elimination of the revenue and direct operating expenses and depreciation, depletion and amortization (“DD&A”) of the assets sold to EnerVest.

5.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2015

Adjustments to the pro forma condensed statements of operations for the six months ended June 30, 2015:

a)	Elimination of the revenue and direct operating expenses and depreciation, depletion and amortization of the assets sold;
b)	The gain on sale of the Membership Interest is not included as a pro forma adjustment in the pro forma condensed statements of operations as it is a nonrecurring item.